Nicor Inc.
                                                                       Form 8-K
                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION
February 28, 2005                   Financial Contact:  Mark Knox, re: N-931
                                                        630 305-9500, ext. 2529

                                    Media Contact:      Don Ingle
                                                        630 983-8676, ext. 2939


NICOR ANNOUNCES 2004 EARNINGS AND PROVIDES 2005 ANNUAL OUTLOOK

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported twelve months ended December 31, 2004 net income, operating income and diluted earnings per common share of $75.1 million, $137.7 million and $1.70, respectively. This compares to net income, operating income and diluted earnings per common share for the same 2003 period of $105.3 million, $189.4 million and $2.38, respectively.

Both years were impacted by noteworthy items. 2004 financial results for the twelve-months-ended period reflect a first-quarter $38.5 million pretax litigation charge ($.52 per share after-tax) relating to a settlement of securities class actions (absent this charge, 2004 results would have been $2.22 per share). 2003 financial results for the twelve-months-ended period included a net mercury-related insurance recovery and gains associated with the wind-down of the company's retail energy marketing joint venture, Nicor Energy, offset in part by a cumulative effect loss, net of taxes, relating to a required change in accounting method at the company's wholesale natural gas marketing business adopted January 1, 2003 (aggregated, the three items increased 2003 twelve-months ended after-tax earnings by approximately $.27 per share - absent these impacts, 2003 results would have been $2.11 per share).

Lower earnings per share in 2004 resulted from the impact of the litigation settlement charge; and the absence of last year's net mercury-related insurance recoveries, the gains associated with the wind-down of Nicor Energy and the accounting change, referred to above. 2004 earnings reflect improved operating results in the company's shipping business and other energy-related ventures, offset in part by lower results in the company's gas distribution business and higher interest expense.

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"Absent the noteworthy items in both years, 2004 operating results improved and were generally in-line with our overall expectations," said Thomas L. Fisher, Nicor's chairman and chief executive officer. "Higher operating costs continued to impact our gas distribution business, leading to our decision last fall to request from the Illinois Commerce Commission a general rate increase for Nicor Gas - our first in nearly ten years. Our shipping business had an outstanding year, including record earnings, and our other energy-related businesses provided very good year-to-year growth in profits."

For the fourth quarter 2004 net income, operating income and diluted earnings per common share were $47.7 million, $79.9 million and $1.08, respectively. This compares to fourth quarter 2003 net income, operating income and diluted earnings per common share of $35.1 million, $65.0 million and $.79, respectively. 2003 financial results for the fourth quarter included a gain associated with the wind-down of Nicor Energy ($.01 per share).

Higher earnings per share for the 2004 fourth quarter primarily reflect higher operating results in the company's shipping business and other energy-related ventures, partially offset by lower results in the company's gas distribution business, increased interest expense and the absence of last year's gain associated with the wind-down of Nicor Energy.

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Details regarding 2004 twelve months ended and fourth quarter financial results compared to 2003 follow:

 o Gas distribution operating income for the twelve months ended December 31, 2004, decreased to $130.8 million from $166.2 million in 2003. The year-to-date decline is due primarily to:
   - Lower net mercury-related insurance recoveries of $17.8 million as compared to 2003;
   - Higher operating and maintenance and other costs ($16.6 million) including the impact of higher bad debt, labor and compliance-related costs, and increases in the estimates for legal and other costs associated with our performance-base rate plan (which was terminated effective January 1, 2003), partially offset by higher pension credits; and
   - Other factors, including reductions in operating income due to warmer weather (approximately $6 million) and higher depreciation expense ($5.3 million), partially offset by higher property sale gains ($5.5 million) and the impact of customer additions (approximately $3.3 million).

   For the fourth quarter, gas distribution operating income decreased to $44.1 million from $50.4 million in 2003. The quarter decline is due primarily to:
   - Higher operating and maintenance costs ($5.6 million), including the impact of higher labor and compliance-related costs; and
   -  Higher depreciation expense ($1.1 million).

o Shipping operating income for the twelve months ended December 31, 2004, increased to $31.6 million from $22.7 million in 2003 due primarily to higher volumes shipped and improved average rates, partially offset by lower charter income and increased expenses related to higher voyage, inland transportation and port costs, labor and related costs, leased equipment costs and vessel charter costs. For the fourth quarter shipping operating income increased to $15.3 million from $9.1 million in 2003 due primarily to higher volumes and improved average rates.

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o  Operating income for the company's other energy ventures for the twelve months ended December 31, 2004, increased to $19.3 million from $7.9 million in 2003. For the fourth quarter other energy ventures operating income increased to $20.5 million from $5.6 million in 2003. Improvements in both periods were due primarily to higher operating results in the company's wholesale natural gas marketing and retail energy-related products and services businesses.

   Other energy ventures operating results for the fourth quarter of 2004 were increased by the turnaround of the third quarter negative impacts caused by fair value accounting adjustments related to derivatives used to mitigate commodity risk in order to substantially lock-in the profit margin that will ultimately be realized from the purchase and sale of natural gas in storage at our wholesale natural gas marketing business. Earnings can be subject to volatility as the fair value of derivatives change, even when the underlying expected profit margin is largely unchanged. The volatility resulting from this accounting can be significant from period to period.

o A $38.5 million pretax charge recorded in the first quarter of 2004 associated with the settlement of securities class action litigation announced in April 2004 significantly reduced the company's 2004 twelve-month reported operating income and net income.

o 2003 twelve-month ended and 2003 fourth quarter results included pretax gains of $9.6 million and $0.7 million, respectively related to the wind-down of its equity investment in Nicor Energy.

o 2004 net income for both the twelve-month ended period and fourth quarter decreased as a result of higher interest expense.

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o  2004 net income in both the twelve-month ended period and fourth quarter were also positively impacted by changes in the effective income tax rate compared to the same periods in 2003. For the twelve-month ended period the decline in the effective tax rate was primarily the result of lower pretax income. For the quarter, the decline was primarily a result of the effect of adjustments recorded in the fourth quarter of 2003 relating to deferred income tax accounts.

o A required change in accounting method at the company's wholesale natural gas marketing business resulted in recording an after-tax cumulative effect net loss in the first quarter of 2003 of $4.5 million ($.10 per share) to convert from fair value to accrual accounting as of January 1, 2003.

2005 Earnings Guidance

The company also announced its 2005 annual diluted earnings per common share estimate to be in the range of $1.90 to $2.10. The estimate does not include the impacts of the tentative shareholder derivative action settlement and related D&O insurance recoveries previously announced on January 25, 2005, that, if finalized, would have a positive pretax impact on earnings of approximately $29.5 million (about $.40 per share after-tax). The estimate also excludes, among other things, any future impacts associated with the Illinois Commerce Commission's performance-based rate plan/purchased gas adjustment review or other contingencies. The company also indicated that its estimate does not reflect the variability in earnings due to fair value accounting adjustments in its wholesale natural gas marketing business that could occur because of volatility in the natural gas markets. In addition, the estimate does not include potential benefits, if any, due to the American Jobs Creation Act of 2004, or rate relief, the latter of which would impact the fourth quarter. While these items could materially affect 2005 earnings, they are either being assessed or are not currently estimable. The company's 2005 estimate also assumes normal weather.

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Annual earnings guidance for 2005 compared to 2004 (adjusted for the securities class action litigation charge) is based on lower projected operating results in the company's gas distribution segment, due primarily to higher operating and maintenance expenses and depreciation and lower anticipated property sale gains, and higher interest expense, offset in part by projected improved operating results in its shipping segment in 2005. The company estimates other energy-related businesses earnings will be consistent with levels in 2004.

The company will only provide updates to annual earnings guidance as part of its quarterly and annual earnings releases.

Conference Call

As previously announced, the company will hold a conference call to discuss its fourth quarter financial results and 2005 outlook. The conference call will be this morning, Monday, February 28, 2005 at 8:00 a.m. central, 9:00 a.m. eastern time. To hear the conference call live, please logon to Nicor's corporate Web site at www.nicor.com, choose "Investor" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Monday, March 14, 2005. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 3123211. The call will also be archived on Nicor's corporate Web site for 90 days.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and the Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.

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Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                      Three months ended   Twelve months ended
                                          December 31          December 31
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------
Operating revenues                    $ 894.6   $ 743.9   $ 2,739.7   $ 2,662.7
                                      --------  --------  ----------  ----------

Operating expenses
   Gas distribution
      Cost of gas                       583.9     471.2     1,695.0     1,692.7
      Operating and maintenance          61.2      55.6       234.9       220.1
      Depreciation                       37.0      35.9       148.8       143.5
      Taxes, other than income taxes     37.6      39.0       158.5       147.3
      Mercury-related costs
        (recoveries), net                  .2       (.1)          -       (17.8)
      Property sale gains                 (.4)        -        (5.9)        (.4)
   Shipping                              82.0      65.8       279.1       249.5
   Other energy ventures                 39.9      37.1       136.0        88.6
   Litigation charge                        -         -        38.5           -
   Corporate and eliminations           (26.7)    (25.6)      (82.9)      (50.2)
                                      --------  --------  ----------  ----------
                                        814.7     678.9     2,602.0     2,473.3
                                      --------  --------  ----------  ----------

Operating income                         79.9      65.0       137.7       189.4
Equity investment income (loss), net      2.3       2.5         6.3        15.3
Other income (expense), net                .5        .4         2.5         2.0
Interest expense, net of amounts
  capitalized                            10.8       9.6        41.2        37.3
                                      --------  --------  ----------  ----------

Income before income taxes and
  cumulative effect of accounting
  change                                 71.9      58.3       105.3       169.4

Income taxes                             24.2      23.2        30.2        59.6
                                      --------  --------  ----------  ----------

Income before cumulative effect
  of accounting change                   47.7      35.1        75.1       109.8

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------

Net income                               47.7      35.1        75.1       105.3
Dividends on preferred stock                -        .1           -          .1
                                      --------  --------  ----------  ----------

Earnings applicable to common
  stock                               $  47.7   $  35.0   $    75.1   $   105.2
                                      ========  ========  ==========  ==========

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.1        44.0
   Diluted                               44.3      44.2        44.3        44.2

Earnings per average share of common
  stock
   Basic
     Before cumulative effect of
       accounting change              $  1.08   $   .80   $    1.71   $    2.49
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings per share         $  1.08   $   .80   $    1.71   $    2.39
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change              $  1.08   $   .79   $    1.70   $    2.48
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings per share       $  1.08   $   .79   $    1.70   $    2.38
                                      ========  ========  ==========  ==========

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Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                      Three months ended   Twelve months ended
                                          December 31          December 31
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------

Operating revenues
    Gas distribution                  $ 763.6   $ 652.0   $ 2,362.1   $ 2,351.6
    Shipping                             97.3      74.9       310.7       272.2
    Other energy ventures                60.4      42.7       155.3        96.5
    Corporate and eliminations          (26.7)    (25.7)      (88.4)      (57.6)
                                      --------  --------  ----------  ----------
                                      $ 894.6   $ 743.9   $ 2,739.7   $ 2,662.7
                                      ========  ========  ==========  ==========

Operating income (loss)
    Gas distribution                  $  44.1   $  50.4   $   130.8   $   166.2
    Shipping                             15.3       9.1        31.6        22.7
    Other energy ventures                20.5       5.6        19.3         7.9
    Corporate and eliminations              -       (.1)      (44.0)       (7.4)
                                      --------  --------  ----------  ----------
                                      $  79.9   $  65.0   $   137.7   $   189.4
                                      ========  ========  ==========  ==========

Income before cumulative effect
   of accounting change               $  47.7   $  35.1   $    75.1   $   109.8

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------
Net income                            $  47.7   $  35.1   $    75.1   $   105.3
                                      ========  ========  ==========  ==========

Earnings applicable to common
   stock                              $  47.7   $  35.0   $    75.1   $   105.2

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.1        44.0
   Diluted                               44.3      44.2        44.3        44.2

Earnings per average share of common
  stock
   Basic
     Before cumulative effect of
       accounting change              $  1.08   $   .80   $    1.71   $    2.49
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings per share         $  1.08   $   .80   $    1.71   $    2.39
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change              $  1.08   $   .79   $    1.70   $    2.48
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings per share       $  1.08   $   .79   $    1.70   $    2.38
                                      ========  ========  ==========  ==========